UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2008 (February 1, 2008)

Cyberonics, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-19806	76-0236465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cyberonics Blvd., Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 281-228-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2008, Richard L. Rudolph, M.D., Vice President, Clinical, Regulatory and Medical Affairs and Chief Medical Officer, resigned his position as an officer of Cyberonics, Inc. (the “Company”) and entered into a letter agreement (the “Agreement”) with the Company pursuant to which he will continue to provide services to the Company on a part-time employment basis.  The Agreement provides that Dr. Rudolph will be compensated on an hourly basis at the rate of $250 per hour for up to 40 hours per two-week period for work as requested by the Company and at the rate of $125 per hour for time spent traveling at the request of the Company.  In addition, Dr. Rudolph will be entitled to receive a lump-sum payment of up to $150,000 subject to conditions set forth in the Agreement.  The Agreement further provides for termination of the Employment Agreement dated June 15, 2006 and the Severance Agreement dated January 1, 2003 between Dr. Rudolph and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

By:/s/ David S. Wise
Name: David S. Wise
Title: Secretary

February 6, 2008